EXHIBIT 10.15



[ON THE GO LETTERHEAD]


On the Go Healthcare, Inc.
85 Corstate Avenue, Unit 1
Concord, Ontario
Canada L4K 4Y2


March 9, 2007

Douglas Leighton
Dutchess Private Equities Fund, Ltd.
50 Commonwealth Avenue, Suite 2
Boston, MA 02116



Subject: Side Letter Agreement to the Investment Agreement between On the Go Healthcare, Inc. and Dutchess Private Equities Fund, Ltd., dated
January 16, 2007.

Dear Mr. Leighton:

This Side Letter Agreement entered into on March 9, 2007, by and between On the Go Healthcare, Inc. (the "Company") and Dutchess Private Equities Fund, Ltd. will serve to modify Section 2(G) of the Investment Agreement (the "Agreement") entered into on January 16, 2007, by and between On the Go Healthcare, Inc. and Dutchess Private Equities Fund, Ltd. Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Agreement.

Section 2(G) of the Agreement is hereby modified as follows:

(G) MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2(E), 7 and 8, the closing of the purchase by the Investor of Shares (a "Closing") shall occur on the date which is no later than five (5) Trading Days following the applicable
    Put Notice Date (each a "Closing Date"). Within two (2) days of each Closing Date,(I) the Company shall deliver to the Investor pursuant to this Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor; and (II) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in Section 2(B). In lieu of delivering physical certificates representing the Securities and provided that the Company's transfer agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker
    (as specified by the Investor within a reasonably in advance of the Investor's notice) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date, with the Amounts being cumulative.):

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LATE  PAYMENT  FOR  EACH
NO.  OF DAYS  LATE               $10,000 WORTH OF COMMON  STOCK

          1                                           $100
          2                                           $200
          3                                           $300
          4                                           $400
          5                                           $500
          6                                           $600
          7                                           $700
          8                                           $800
          9                                           $900
         10                                         $1,000
         Over 10                              $1,000 + $200 for each
                                        Business Day late beyond 10 days

The Company shall make any payments incurred under this Section in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as set forth below.


No other terms, rights or provisions of the Agreement are or should be considered to have been modified by the terms of the Side Letter Agreement and each party retains all other rights, obligations, privileges and duties contained in the Agreement.

Agreed and Accepted on March 16, 2007:

Very truly yours,



Agreed to and Accepted on behalf of:

On the Go Healthcare, Inc.               Dutchess Private Equities Fund, Ltd.

/s/ Stuart Turk                          /s/ Douglas H. Leighton
------------------------------           -----------------------------------
Name                                     Name


CEO                                      Director
------------------------------           -----------------------------------
Title                                    Title


March 16, 2007                           March 16, 2007
------------------------------           -----------------------------------
Date                                     Date


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